Exhibit 10.15

WARRANT CANCELLATION AGREEMENT

This Warrant Cancellation Agreement (this “Agreement”) is made as of January 4, 2007 by and among Trans-India Acquisition Corporation, a Delaware corporation (the “Company”), Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Bobba Venkatadri, Nalluru Murthy, Craig P. Colmar, Narayanan Vaghul, Edmund Olivier and Rasheed Yar Khan (each an existing stockholder of the Company and collectively, the “Holders”).

WHEREAS, Rasheed Yar Khan entered into a subscription agreement with the Company on July 28, 2006 and the remaining Holders entered into a subscription agreement with the Company on June 28, 2006 (together, the “Subscription Agreements”), wherein the Holders subscribed to a certain number of units, each unit consisting of one share of common stock, $0.0001 par value per share, of the Company (“Common Stock”) and one warrant (the “Warrants”) to purchase one share of Common Stock, and such shares of Common Stock and Warrants are outstanding.

WHEREAS, in connection with the proposed initial public offering of securities by the Company, the Holders have agreed to cancel their Warrants.

NOW THEREFORE, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1. Cancellation of Warrants. The Company and each of the Holders hereby agree to the cancellation of the Warrants and the Holders hereby waive any and all rights under the Subscription Agreements with respect to any warrants of the Company.

2. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

3. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Warrant Cancellation Agreement as of the date first written above.

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ BOBBA VENKATADRI
Name:	Bobba Venkatadri
Title:	Chief Executive Officer

MARILLION PHARMACEUTICALS INDIA PVT. LTD.

By:	/s/ RAMESH ALUR
Name:	Ramesh Alur
Title:	Authorized Officer

BUSINESS VENTURES CORP.

By:	/s/ STEVEN P. COLMAR
Name:	Steven P. Colmar
Title:	President

/s/ BOBBA VENKATADRI
Bobba Venkatadri

/s/ NALLURU MURTHY
Nalluru Murthy

/s/ RASHEED YAR KHAN
Rasheed Yar Khan

/s/ CRAIG COLMAR
Craig Colmar

/s/ NARAYANAN VAGHUL
Narayanan Vaghul

/s/ EDMUND OLIVIER
Edmund Olivier

[Signature Page to Warrant Cancellation Agreement]